US Ecology, Inc. Announces First Quarter 2011 Results

Operating Income up 54%; Reaffirms 2011 Earnings Guidance

BOISE, ID -- (Marketwire - May 03, 2011) - US Ecology, Inc. (NASDAQ: ECOL) ("the Company") today reported results for the first quarter ended March 31, 2011. Net income for the first quarter of 2011 was $3.3 million, or $0.18 per diluted share, up 82% from $1.8 million, or $0.10 per diluted share posted in the first quarter of 2010. Net income included $800,000 ($1.3 million pre-tax) of foreign currency gains approximating $0.04 per diluted share. Operating income for the first quarter of 2011 was $4.6 million, up 54% from $3.0 million in the first quarter of 2010.

Revenue for the first quarter of 2011 was $34.1 million, up 75% from $19.5 million in the same quarter last year. Stablex Canada Inc. ("Stablex"), which was acquired on October 31, 2010, contributed $9.0 million of revenue in the first quarter of 2011. Excluding Stablex, revenue during the first quarter of 2011 increased 29% over the same quarter last year.

Both Base Business revenue (revenue from recurring waste streams) and Event Business revenue (revenue from discrete cleanup projects) benefited from the acquisition of Stablex. Base Business revenue increased 69% in the first quarter of 2011 compared to the same quarter last year. When Stablex revenue is excluded, Base Business revenue increased 19% in the first quarter of 2011 compared to the same quarter last year. Event Business revenue increased 48% in the first quarter of 2011 over the same quarter last year. When Stablex revenue is excluded, Event Business revenue increased 15% in the first quarter of 2011 compared to the first quarter of 2010. The overall increase in both Base and Event Business reflect the stronger economic environment in the first quarter of 2011 compared with the prior year. Total volume disposed at our Idaho, Nevada, Texas and Quebec waste facilities (including thermal recycling) was 199,000 tons in the first quarter of 2011, up 67% from the 119,000 tons disposed in the first quarter of 2010. Excluding Stablex, total volumes disposed at our U.S. hazardous waste facilities increased 28%.

For the first quarter of 2011, gross profit was $9.5 million, up 44% from $6.6 million in the first quarter of 2010. Total gross margin was 27.7% for the first quarter of 2011 down from 33.6% in the same quarter last year. Treatment and disposal gross margin for the first quarter of 2011 was 36.1%, down from 40.0% in the first quarter of 2010. Decreases in gross margin reflect service mix and the inherently lower gross margins at our Stablex disposal and Texas thermal recycling operations.

Selling, general and administrative ("SG&A") expense for the three months ended March 31, 2011 was $4.8 million, or 14.1% of revenue, as compared to $3.6 million, or 18.3% of revenue, in the same quarter last year. The $1.3 million increase is primarily related to $1.1 million of SG&A expense directly associated with Stablex.

The Company's effective income tax rate for the first quarter of 2011 was 41.3%, down from 41.5% in the first quarter of 2010.

At March 31, 2011, we had $3.7 million of cash on hand. Total borrowings on our available lines of credit were $55.5 million down from the $63.0 million at December 31, 2011, with $35.5 million available for future borrowings.

"Improved market conditions and the acquisition of Stablex led to solid growth in both our Base and Event Business revenue during the quarter," commented Vice President and Chief Financial Officer, Jeff Feeler. "This strong revenue growth was seen across all areas of our business, driving double digit gains in operating income and earnings."

2011 Outlook

Management continues to expect full year earnings per share of between $0.75 and $0.85 per diluted share, excluding any foreign currency gains or losses. This represents a 9% to 23% gain over 2010 results, which included foreign currency gains of $0.06 per share.

"First quarter results were in-line with our expectations and we remain on track to deliver solid earnings growth for 2011," commented President and Chief Executive Officer, Jim Baumgardner. "During the quarter we saw continued improvement in market conditions, an increased number of clean-up opportunities and steady growth in our base business despite what is normally a seasonally soft quarter. With recent capital investments in treatment and disposal capacity and the expanded geographic footprint provided by our Stablex acquisition, we are well positioned to take advantage of strengthening markets."

Dividend

On April 1, 2011, the Company declared a quarterly dividend of $0.18 per common share for stockholders of record on April 15, 2011. The $3.3 million dividend was paid on April 22, 2011.

Conference Call

US Ecology, Inc. will hold an investor conference call on Tuesday, May 3, 2011 at 10 a.m. Eastern Time (8:00 a.m. Mountain Time) to discuss these results and its current financial position. Questions will be invited after management's presentation. Interested parties can join the conference call by dialing (866) 700-6293 or (617) 213-8835 and using the passcode 20083109. The conference call will also be broadcast live on our website at www.usecology.com. An audio replay will be available through May 10, 2011 by calling (888) 286-8010 or (617) 801-6888 and using the passcode 12596275. The replay will also be accessible on our website at www.usecology.com.

About US Ecology, Inc.

US Ecology, Inc., through its subsidiaries, provides radioactive, hazardous, PCB and non-hazardous industrial waste management and recycling services to commercial and government entities, such as refineries and chemical production facilities, manufacturers, electric utilities, steel mills, medical and academic institutions and waste brokers. Headquartered in Boise, Idaho, the Company is one of the oldest radioactive and hazardous waste services companies in the North America.

This press release contains forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995 that are based on our current expectations, beliefs and assumptions about the industry and markets in which US Ecology, Inc. and its subsidiaries operate. Because such statements include risks and uncertainties, actual results may differ materially from what is expressed herein and no assurance can be given that the Company will achieve its 2011 earnings estimates, successfully execute its growth strategy, increase market share, or declare or pay future dividends. For information on other factors that could cause actual results to differ materially from expectations, please refer to US Ecology, Inc.'s December 31, 2010 Annual Report on Form 10-K and other reports filed with the Securities and Exchange Commission. Many of the factors that will determine the Company's future results are beyond the ability of management to control or predict. Readers should not place undue reliance on forward-looking statements, which reflect management's views only as of the date such statements are made. The Company undertakes no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise. Important assumptions and other important factors that could cause actual results to differ materially from those set forth in the forward-looking information include a loss of a major customer, successful integration of Stablex Canada Inc., exposure to unknown liabilities resulting from the Stablex Canada Inc. acquisition, compliance with and changes to applicable laws, rules, or regulations, access to cost effective transportation services, access to insurance, surety bonds and other financial assurances, loss of key personnel, lawsuits, labor disputes, adverse economic conditions, government funding or competitive pressures, incidents or adverse weather conditions that could limit or suspend specific operations, implementation of new technologies, market conditions, average selling prices for recycled materials, our ability to replace business from recently completed large projects, our ability to perform under required contracts, our ability to permit and contract for timely construction of new or expanded disposal cells, our willingness or ability to pay dividends and our ability to effectively close and integrate future acquisitions.

Investors should also be aware that while we do, from time to time, communicate with securities analysts, it is against our policy to disclose to them any material non-public information or other confidential commercial information. Accordingly, stockholders should not assume that we agree with any statement or report issued by any analyst irrespective of the content of the statement or report. Furthermore, we have a policy against issuing or confirming financial forecasts or projections issued by others. Thus, to the extent that reports issued by securities analysts contain any projections, forecasts or opinions, such reports are not the responsibility of US Ecology, Inc.

                             US ECOLOGY, INC.
                    CONSOLIDATED STATEMENTS OF INCOME
                  (in thousands, except per share data)
                                (unaudited)

                                                        Three Months Ended
                                                            March 31,
                                                        ------------------
                                                          2011      2010
                                                        --------  --------

Revenue                                                 $ 34,143  $ 19,540
Direct operating costs                                    17,690    10,285
Transportation costs                                       6,984     2,680
                                                        --------  --------

Gross profit                                               9,469     6,575
Selling, general and administrative expenses               4,828     3,567
                                                        --------  --------
Operating income                                           4,641     3,008
Other income (expense):
  Interest income                                             10        14
  Interest expense                                          (446)       (1)
  Foreign currency gain (loss)                             1,250       (17)
  Other                                                       99        58
                                                        --------  --------
    Total other income                                       913        54

Income before income taxes                                 5,554     3,062
Income tax expense                                         2,294     1,272
                                                        --------  --------
Net income                                              $  3,260  $  1,790
                                                        ========  ========

Earnings per share:
    Basic                                               $   0.18  $   0.10
    Diluted                                             $   0.18  $   0.10

Shares used in earnings per share calculation:
    Basic                                                 18,186    18,163
    Diluted                                               18,210    18,185

Dividends paid per share                                $   0.18  $   0.18
                                                        ========  ========

                             US ECOLOGY, INC.
                        CONSOLIDATED BALANCE SHEETS
                              (in thousands)
                                (unaudited)

                                                   March 31,   December 31,
                                                      2011         2010
                                                  -----------  -----------
Assets

Current Assets:
  Cash and cash equivalents                       $     3,709  $     6,342
  Short-term investments                                    -            -
  Receivables, net                                     24,913       33,553
  Prepaid expenses and other current assets             2,943        2,635
  Income tax receivable                                   258            -
  Deferred income taxes                                   906          455
                                                  -----------  -----------
    Total current assets                               32,729       42,985

Property and equipment, net                           106,705      105,822
Restricted cash                                         4,115        4,115
Intangible assets, net                                 42,403       41,740
Goodwill                                               22,325       21,790
Other assets                                              892          897
                                                  -----------  -----------
Total assets                                      $   209,169  $   217,349
                                                  ===========  ===========

Liabilities and Stockholders' Equity

Current Liabilities:
  Accounts payable                                $     5,755  $     5,033
  Deferred revenue                                      4,198        3,620
  Accrued liabilities                                   5,511        8,188
  Accrued salaries and benefits                         2,926        4,051
  Income tax payable                                    1,833        2,615
  Current portion of closure and post-closure
   obligations                                          1,350          778
  Current portion of capital lease obligations              5            7
                                                  -----------  -----------
    Total current liabilities                          21,578       24,292

Long-term closure and post-closure obligations         15,702       15,995
Reducing revolving line of credit                      55,500       63,000
Long-term capital lease obligations                         2            3
Other long-term liabilities                               206          201
Deferred income taxes                                  20,599       19,146
                                                  -----------  -----------
  Total liabilities                                   113,587      122,637

Contingencies and commitments

Stockholders' Equity
  Common stock                                            183          183
  Additional paid-in capital                           61,796       61,892
  Retained earnings                                    33,925       33,940
  Accumulated other comprehensive income                1,358          676
  Treasury stock                                       (1,680)      (1,979)
                                                  -----------  -----------
    Total stockholders' equity                         95,582       94,712
                                                  -----------  -----------
Total liabilities and stockholders' equity        $   209,169  $   217,349
                                                  ===========  ===========

                             US ECOLOGY, INC.
                  CONSOLIDATED STATEMENTS OF CASH FLOWS
                              (in thousands)
                                (unaudited)

                                                       For the three months
                                                         Ended March 31,
                                                        ------------------
                                                          2011      2010
                                                        --------  --------
Cash Flows From Operating Activities:
  Net income                                            $  3,260  $  1,790
  Adjustments to reconcile net income to net cash
   provided by operating activities:
    Depreciation, amortization and accretion               3,758     1,792
    Unrealized foreign currency gain                      (1,303)        -
    Deferred income taxes                                    670       169
    Stock-based compensation expense                         203       393
    Net loss on sale of property and equipment                 2        48
    Investment premium amortization                            -        12
    Changes in assets and liabilities:
      Receivables, net                                     8,789     2,563
      Income tax receivable                                 (252)        -
      Other assets                                          (294)      583
      Accounts payable and accrued liabilities            (1,149)   (1,236)
      Deferred revenue                                       537       136
      Accrued salaries and benefits                       (1,147)     (339)
      Income tax payable                                    (784)      898
      Closure and post-closure obligations                   (81)      (83)
                                                        --------  --------
        Net cash provided by operating activities         12,209     6,726

Cash Flows From Investing Activities:
  Purchases of property and equipment                     (4,087)   (2,114)
  Proceeds from sale of property and equipment                11        16
  Restricted cash, net                                         -         4
                                                        --------  --------
      Net cash used in investing activities               (4,076)   (2,094)

Cash Flows From Financing Activities:
  Proceeds from reducing revolving line of credit          5,000         -
  Payments on reducing revolving line of credit          (12,500)        -
  Dividends paid                                          (3,275)   (3,270)
  Other                                                       (3)       (3)
                                                        --------  --------
      Net cash used in financing activities              (10,778)   (3,273)

Effect of foreign exchange rate changes on cash               12         -

(Decrease) Increase in cash and cash equivalents          (2,633)    1,359

Cash and cash equivalents at beginning of period           6,342    31,347
                                                        --------  --------
Cash and cash equivalents at end of period              $  3,709  $ 32,706
                                                        ========  ========

Contact:
Alison Ziegler
Cameron Associates
(212) 554-5469
alison@cameronassoc.com
www.usecology.com